UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Act of 1934

Date of Report (Date of earliest event reported): August 23, 2005

LSI INDUSTRIES INC.
(Exact name of Registrant as specified in its Charter)

Ohio	0-13375	31-0888951
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10000 Alliance Road, Cincinnati, Ohio	45242
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code	(513) 793-3200

(Former name or former address, if changed since last report.)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

On August 24, 2005, the Compensation Committee of the Board of Directors of LSI Industries Inc. took the following actions relating to executive compensation:

Fiscal 2005 Executive Compensation Matters

The Compensation Committee approved the payout of cash bonuses for fiscal 2005 to the Company’s executive officers under the Company’s discretionary Annual Incentive Compensation Plan. The amount of cash bonuses approved by the Compensation Committee to be paid to the Company’s “named executive officers” (as defined by Item 402(a)(3) of Regulation S-K) are set forth in the table below.

Fiscal 2006 Executive Compensation Matters

The Compensation Committee approved increases in the annual base salaries of the Company’s executive officers to be effective July 4, 2005. The annual base salary approved by the Compensation Committee for the Company’s named executive officers is set forth in the table below.

Executive Compensation Table

Name	Fiscal 2005 Cash Bonus	Fiscal 2006 Base Salary (effective July 4, 2005)
Robert J. Ready	$255,000	$565,000
President and Chief Executive Officer

James P. Sferra	$215,000	$450,000
Secretary, and Executive Vice President,
Manufacturing

Ronald S. Stowell	$135,000	$250,875
Vice President, Chief Financial Officer &
Treasurer

Scott D. Ready	$ 80,000	$225,000
President, LSI Lighting Solutions Plus

David W. McCauley	$ 90,000	$225,000
President, LSI Graphics Solutions Plus,
and President, Grady McCauley Inc.

Item 2.02 – Results of Operations and Financial Condition

On August 25, 2005, the Registrant issued a press release announcing its financial results for the fourth fiscal quarter and year ended June 30, 2005. A copy of the press release is furnished as Exhibit 99 to this report and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LSI INDUSTRIES INC. BY: /s/Ronald S. Stowell —————————————— Ronald S. Stowell Vice President, Chief Financial Officer and Treasurer (Principal Accounting Officer)

August 25, 2005